EXHIBIT 99.2
ANALOG DEVICES PROMOTES SEAMUS BRENNAN TO
VICE PRESIDENT, CORPORATE CONTROLLER, AND
CHIEF ACCOUNTING OFFICER
NORWOOD, Mass.—December 3, 2008 Analog Devices, Inc. (NYSE: ADI), a global leader in high-performance semiconductors for signal processing applications, today announced that Seamus Brennan has been promoted to vice president, corporate controller, and chief accounting officer, reporting to the CFO, effective December 8, 2008.
“Seamus has been instrumental in building a world-class finance and accounting organization dedicated to operational excellence, and transparency,” said Jerald G. Fishman, ADI president and CEO. “In this new position, he will continue to help ADI comply with the highest standards of financial reporting and corporate governance, and maximize the efficiency of its business processes.”
Since joining ADI in Limerick, Ireland in 1984, Mr. Brennan has played a key role in the development and implementation of the Company’s worldwide financial systems, processes, and controls. After serving as Limerick’s plant controller from 1989 to 1994, he transferred to ADI’s corporate headquarters in Norwood, Massachusetts to manage the implementation of the company’s worldwide enterprise software system for transaction processing and financial reporting. In 1997, he became assistant controller and in 2002, was promoted to corporate controller. For the past six years, Mr. Brennan has been managing ADI’s worldwide accounting and transaction processing, internal control, management planning and reporting, internal audit, and SEC reporting functions.
Prior to joining ADI, Mr. Brennan served for six years as a controller and financial systems manager for a regional development agency in Ireland. Earlier in his career, he spent five years in public accounting. Mr. Brennan holds a Bachelor of Commerce degree from the National University of Ireland, Galway. He is also a fellow of the Institute of Chartered Accountants in Ireland and an associate of the Irish Taxation Institute.
In a separate press release, ADI also today announced that David A. Zinsner has been appointed vice president of finance and chief financial officer, effective January 12, 2009. (See press release, “Analog Devices Names David A. Zinsner Vice President and
Chief Financial Officer”.).
About Analog Devices
Innovation, performance, and excellence are the cultural pillars on which Analog Devices has built one of the longest standing, highest growth companies within the technology sector. Acknowledged industry-wide as the world leader in data conversion and signal conditioning technology, Analog Devices serves over 60,000 customers, representing virtually all types of electronic equipment. Celebrating over 40 years as a leading global manufacturer of high-performance integrated circuits used in analog and digital signal processing applications, Analog Devices is headquartered in Norwood, Massachusetts, with design and manufacturing facilities throughout the world. Analog Devices’ common stock is listed on the New York Stock Exchange under the ticker “ADI” and is included in the S&P 500 Index.

This release may be deemed to contain forward-looking statements which include, among other things, our statements regarding expected operating performance, growth strategy, organizational leadership and management transition that are based on our current expectations, beliefs, assumptions, estimates, forecasts, and projections which are subject to change. The statements contained in this release are not guarantees of future performance, are inherently uncertain, and involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. We do not undertake any obligation to update forward-looking statements made by us. Important factors that may affect future operating results are described in the risk factors section our most recent filings with the Securities and Exchange Commission.
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Contact:
Mindy Kohl, Director of Investor Relations, Analog Devices, Inc.
781-461-3282 (phone); 781-461-3491 (fax); investor.relations@analog.com (email).